Exhibit 10.2

EMPLOYMENT AGREEMENT AMENDMENT

This Amendment to the Employment Agreement between Da-Lite Screen Company, Inc., an Indiana corporation (the “Company”) and Judith D. Loughran (the “Executive”) is dated as of August 28, 2006.

Whereas, the Company and the Executive desire to amend certain provisions of the Executive’s Employment Agreement dated as of April 5, 2004.

Now, therefore, in consideration of the premises and the mutual agreements contained herein, the Company and Executive hereby agree as follows:

1. The term of employment of the Executive provided for in paragraph 1. of the Employment Agreement shall end on December 31, 2010, unless earlier terminated pursuant to Section 4 of the Employment Agreement.

2. The cash compensation provided for in paragraph 3(a) of the Employment Agreement shall be increased from $250,000 per year to $287,500 per year beginning October 1, 2006. All other provisions of paragraph 3 (a) shall remain unchanged.

All of the provisions of the Employment Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written above.

Da-Lite Screen Company, Inc.		Judith D. Loughran

By:	/s/ Richard E. Lundin	/s/ Judith D. Loughran
Title:	Chief Executive Officer